AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of June, 2012, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Fund Administration Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Exhibit D and Exhibit D-1 attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS

WHEREAS, the parties have entered into a Fund Administration Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Tactical Shares Dynamic Allocation Fund and its fees; and

WHEREAS, Section 10 of the Fund Administration Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit D, the Capital Advisor Growth Fund and the fees of the, is hereby superseded and replaced with Exhibit D attached hereto.

Exhibit D-1, the Tactical Shares Dynamic Allocation Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Capital Advisors 6/2012

Exhibit D
to the Advisors Series Trust  Fund Administration Servicing Agreement

Name of Series
Capital Advisors Growth Fund

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE effective September 1, 2009

20 bp on first $___ million
10 bp on next $___ million
  8 bp on next $___ million
  5 bp over $___
$___ minimum
$___ for each additional share class.

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – multiple classes, legal administration, daily fund compliance testing, and daily performance reporting.
Fees are billed monthly.

*Subject to annual CPI increase, Milwaukee MSA.

Advisor signature is not required for the Capital Advisors Growth Fund at June 12, 2012 as the fund administration fees are not changing.

Capital Advisors 6/2012

Exhibit D-1 to the
Advisors Series Trust Fund Administration Servicing Agreement

Name of Series
Tactical Shares Dynamic Allocation Fund

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at June, 2012

Annual Fee Based Upon Average Net Assets Per Fund*
10 basis points on the first $___ million
  8 basis points on the next $___ million
  5 basis points on the balance
Minimum annual fee:  $___ per fund
▪ Additional fee of $___ for each additional class
▪ Additional fee of $___ per manager/sub-advisor per fundServices Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ USBFS Legal Administration (e.g., registration statement update)

Pricing Services**
▪ $___ - Domestic Equities, Options, ADRs
▪ $___ - Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency Rates
▪ $___ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, Mortgage Backed Securities
▪ $___ - Bank Loans
▪ $___ - Credit Default Swaps
▪ $___ - Swaptions, Index Swaps
▪ $___ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪ $___ /Foreign Equity Security per Month for Corporate Action Service
▪ $___ /Domestic Equity Security per Month for Corporate Action Service
▪ $___ /Month Manual Security Pricing (>10/day)

Fair Value Services (Charged at the Complex Level)**
▪ $___ on the First 100 Securities
▪ $___ on the Balance of Securities
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees.

Chief Compliance Officer Annual Fees (Per Advisor Relationship/Fund)*
▪ $___ for the first fund (subject to Board approval)
▪ $___ for each additional fund (subject to change based on Board review and approval)
▪ $___ /sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon. *Subject to annual CPI increase, Milwaukee MSA.
** Per security per fund per pricing day.

Fees are billed monthly.

Capital Advisors 6/2012

Exhibit D-1 (continued) to the Advisors Series Trust
Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2012

Additional Legal Administration Services
▪ Subsequent new fund launch – $___ /project
▪ Subsequent new share class launch – $___ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪ Base fee – $___ /fund per year
▪ Setup – $___ /fund group
▪ Data Feed  – $___ /security per month

Section 15(c) Reporting
▪ $___ /fund per report – first class
▪ $___ /additional class report

Equity Attribution (Morningstar Direct)
▪ Fees are dependent upon portfolio makeup

BookMark Electronic Board Book Portal
▪ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
▪ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
▪ Features password-protected, encrypted servers with automatic failover.
▪ Training and ongoing system support.
▪ Accessible from your smart phone or iPad.
▪ Allows multiple users to access materials concurrently.
▪ Searchable archive.
▪ Ability to make personal comments.

Annual Fee
▪ 0 - 10 users - $___ (includes 3 GB of storage)
▪ 10 - 20 users - $___
▪ 20 - 30 users - $___
▪ 30 - 40 users - $___

Additional storage:
▪ 3 GB included in annual charge
▪ $___ for each additional 5 GB of storage

Daily Pre- and Post-Tax Fund (INCLUDED IN ANNUAL FEE) and/or Sub-Advisor Performance Reporting
▪ Performance Service – $___ /CUSIP per month
▪ Setup – $___ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $___ setup /FTP site

Capital Advisors 6/2012

Advisor’s Signature below acknowledges approval of the Fund Administration schedules on this Exhibit D-1 for the Tactical Shares Dynamic Allocation Fund.

Capital Advisors, Inc.

By: /s/Keith C. Goddard

Printed Name: Keith Goddard

Title: CEO                   Date: 07/09/2012

Capital Advisors 6/2012                             5